UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                                    of the
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: June 25, 2007


                        AMERIRESOURCE TECHNOLOGIES, INC.
	    ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
		----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


            0-20033           			      84-1084784
    ------------------------		------------------------------------
    (Commission File Number)            (IRS Employer Identification Number)


           3440 E. Russell Road, Suite 217, Las Vegas, Nevada   89120
	 --------------------------------------------------------------
         (Address of Principal Executive Offices)            (Zip Code)


                                (702) 214-4249
	     ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the  Securities  Act  (17
    CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communications  pursuant  to   Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On June 22, 2007 AmeriResource Technologies, Inc., a Delaware corporation ("AMRE"), Net2Auction, Inc., a Delaware corporation, ("NAUC"), and Nexia Holdings Inc., a Nevada corporation ("NEXA"), entered into a Stock Exchange Agreement (the "Agreement") whereas Nexia Holdings, Inc. will acquire 90% of the issued and outstanding preferred stock shares of Net2Auction, Inc. in exchange for the issuance of sixty thousand (60,000) shares of Nexia's Series C Preferred stock with a stated value of $5.00 per share for a total of $300,000.
      Nexia Holdings will be transferring its ownership in its Landis Lifestyle Salon ("Landis") into Net2Auction, Inc., Landis had assets that total approximately $415,580 and reported revenues of $1,326,013 for the year ending December 31, 2006. Nexia Holdings reported revenues for the first quarter of 2007 for Landis operations to be $424,863 with a reported net loss of $20,930. Landis's business plan calls for the acquisition of an additional four (4) Salons, within the next two calendar years. Landis Lifestyle Salons uses the Aveda{reg-trade-mark} product line exclusively in its operations and these products are rated as one of the best in the health and beauty care industry.
      Pursuant to the terms of the agreement, AmeriResource will retain its Twenty-Five Million (25,000,000) shares of common stock in Net2Auction, Inc. and remain a shareholder. All assets and liabilities of Net2Auction, Inc. will be transferred to AmeriResource prior to the close of the transaction with Nexia Holdings, Inc.


EXHIBIT           PAGE
NO.               NO.   DESCRIPTION

2  (i)            3     Stock Exchange Agreement, dated June 22, 2007, between
			AmeriResource Technologies, Inc., Net2Auction, Inc., and Nexia Holdings, Inc.

                                  SIGNATURES

      Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 25th day of June 2007.

                                    AmeriResource Technologies, Inc.

                                    By: /s/ Delmar Janovec
					--------------------------------
                                        AmeriResource Technologies, Inc.
                                        By: Delmar Janovec, President






EXHIBIT 2 (I)


STOCK EXCHANGE AGREEMENT

      This Stock Purchase Agreement ("Agreement") is entered into this 22nd day of June, 2007 by and between Nexia Holdings, Inc., a Nevada corporation ("NEXA"), with a principal office located at 59 West 100 South, Second Floor, Salt Lake City, Utah 84101, and AmeriResource Technologies, Inc., a Delaware corporation ("AMRE") and other shareholders of Net2Auction, Inc. ("NAUC") both with principal offices located at 3440 E. Russell Road, Suite 217, Las Vegas, Nevada, 89120.

      WHEREAS, NEXA desires to acquire 90% of the issued and outstanding preferred shares of NAUC ("NAUC Shares{approx-equal}) in exchange for the issuance of sixty thousand (60,000) shares of NEXA's Series C Preferred Stock, with a stated value of $5.00 per share or $300,000; and

      WHEREAS, AMRE and the other shareholders of NAUC desire to transfer to NEXA 90% of the issued and outstanding preferred shares of NAUC in exchange for sixty thousand (60,000) shares of NEXA Series C Preferred Stock.

      NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Exchange.  The parties will exchange shares as follows:

      a. NEXA will transfer 60,000 shares of its Series C Preferred Stock to AMRE and designated shareholders of NAUC on or before July 20, 2007 (the "Closing Date") and NEXA will deliver the NEXA shares with all the necessary paperwork to establish ownership in AMRE or the designated shareholders of NAUC of the NEXA shares; and

      b. AMRE and the shareholders of NAUC will transfer shares, rounded up to whole shares, to equal not less than 90% of all issued and outstanding preferred shares of NAUC to NEXA or its designee on or before the Closing Date and AMRE will deliver the NAUC shares with all the necessary paperwork to establish ownership in NEXA of the NAUC shares.

2. Termination. This Agreement may be terminated at any time prior to the Closing Date:

      A.    By AMRE or NEXA:

            (1) If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

            (2) If the Closing shall have not occurred prior to July 31, 2007, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

      B.    By NEXA:

            (1) If AMRE shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of AMRE contained herein shall be inaccurate in any material respect; or

      C.    By AMRE:

            (1) If NEXA shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of NEXA contained herein shall be inaccurate in any material respect;

      In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3.    Representations  and  Warranties of AMRE.   AMRE  hereby  represents  and
warrants that effective this date and the Closing Date, the following representations are true and correct:

      A. Authority. AMRE has the full power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.

      B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of AMRE to which AMRE is a party and has been duly authorized by all appropriate and necessary action.

      C. Deliverance of Shares. As of the Closing Date, the shares to be delivered to NEXA, or its designee valid and legally issued shares of NAUC, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of NAUC preferred stock.

      D. No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to AMRE.

      E. Assets and Liabilities of NAUC. As of the date of closing, NAUC shall have $0 liabilities and $0 assets.

4.    Representations and Warranties of NEXA.

      NEXA hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

      A. Corporate Authority. NEXA has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of NEXA has duly authorized the execution, delivery, and performance of this Agreement.

      B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of NEXA to which NEXA is a party and has been duly authorized by all appropriate and necessary action.

      C. No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract or commitment material to NEXA.

5.    Closing.    The Closing as herein referred to shall occur upon such  date as the parties hereto may mutually agreed upon, but is expected to be on or before July 18, 2007.

6.    Conditions Precedent of NEXA to Effect Closing.   All obligations of NEXA
under this Agreement are subject to fulfillment prior to or as of the Closing Date, as follows:

      A. The representations and warranties by or on behalf of AMRE contained in this Agreement or in any certificate or documents delivered to NEXA pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

      B.    AMRE   shall  have  performed  and  complied  with  all  covenants,
            agreements   and  conditions  required  by  this  Agreement  to  be
            performed or complied with by it prior to or at the Closing.

      C. All instruments and documents delivered to NEXA pursuant to the provisions hereof shall be reasonably satisfactory to NEXA's legal counsel.

      D. NAUC shall have provided reasonable assurances that as of or prior to the date of closing that it has $0 in liabilities and $0 in assets.


7. Conditions Precedent of AMRE to Effect Closing. All obligations of AMRE under this Agreement are subject to fulfillment prior to or as of the date of Closing, as follows:

      A. The representations and warranties by or on behalf of NEXA contained in this Agreement or in any certificate or documents delivered to AMRE pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

      B.    NEXA   shall  have  performed  and  complied  with  all  covenants,
            agreements   and  conditions  required  by  this  Agreement  to  be
            performed or complied with by it prior to or at the Closing.

      C. All instruments and documents delivered to AMRE pursuant to the provisions hereof shall be reasonably satisfactory to AMRE's legal counsel.

8. Damages and Limit of Liability. Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. Indemnification Procedures. If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom indemnification is sought (Indemnifying Party). The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgment.

11. Default at Closing. Notwithstanding the provisions hereof, if either party shall fail or refuse to deliver any of the Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by that party and the other party at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to the defaulting party.

12. Costs and Expenses. NEXA and AMRE shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement. NEXA and AMRE have been represented by their own attorneys in this transaction, and shall pay the fees of their attorneys, except as may be expressly set forth herein to the contrary.

13. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

      To AMRE:                                  To NEXIA:
      AmeriResource Technologies, Inc.          Nexia Holdings, Inc.
      3440 E. Russell Road, Suite 217           59 West 100 South, Second Floor
      Las Vegas, Nevada 89120                   Salt Lake City, Utah 84101

14.   Miscellaneous.

      A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such additional steps as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      C.    Brokers.   Neither  party  has employed any brokers or finders with
regard to this Agreement not disclosed herein.

      D. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      F. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary. Any suit, action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the American Arbitration Association, in Salt Lake City, Utah, pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator. The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such arbitrator and waives any objection to the laying of venue in, or the jurisdiction of, said Arbitrator.

      G. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

      H. Entire Agreement. The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

      I.    Severability.   If  any  part of this Agreement  is  deemed  to  be
unenforceable the balance of the Agreement shall remain in full force and effect.



IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

      AmeriResource Technologies, Inc.     Nexia Holdings, Inc.,
      A Delaware Corporation               a Nevada corporation

      By: /s/ Delmar Janovec               By: /s/ Richard Surber
      ----------------------		   ----------------------
      Name:   Delmar Janovec               Name:   Richard Surber
      Its: President                       Its: President


      Delmar Janovec, President & Shareholder
      of Net2Auction, Inc.  (NAUC)

      /s/ Delmar Janovec
      ------------------
      Delmar Janovec